Exhibit 99.1

PhaseBio Appoints Alex C. Sapir to Board of Directors

Malvern, PA and San Diego, CA, February 13, 2020 - PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases, today announced the appointment of Alex C. Sapir to its board of directors. Additionally, Bibhash Mukhopadhyay, Ph.D., has stepped down from his role as a director.

“Alex’s deep commercial expertise gained from his time at United Therapeutics and GSK coupled with his experience leading Dova Pharmaceuticals into becoming a fully integrated commercial-stage company will be an invaluable addition to our already strong board,” said Jonathan P. Mow, chief executive officer of PhaseBio. “Alex joins us at an ideal time in PhaseBio’s growth as we continue to advance our clinical programs and begin to shape our commercial strategy.”

Mr. Mow added, “I would also like to thank Bibhash for his many contributions during his time as a director. He was instrumental in helping PhaseBio get to where it is today and continues to be one of the strongest champions of our mission.”

Mr. Sapir has more than 25 years of experience building commercial stage pharmaceutical organizations. He is currently the chief executive officer of ReViral Therapeutics, an antiviral company focused on discovering and developing therapeutics to treat respiratory syncytial virus (RSV). He was previously the president and chief executive officer at Dova Pharmaceuticals, a pharmaceutical company focused on developing and commercializing drug candidates for diseases where there is a high unmet medical need. During his tenure, Mr. Sapir led Dova’s transformation into a fully-integrated company with an approved and marketed product, Doptelet® (avatrombopag), for the treatment of thrombocytopenia. Mr. Sapir spent 10 years as executive vice president for United Therapeutics Corporation, three years as a consultant at ZS Associates, and seven years in various commercial roles at GlaxoSmithKline. Mr. Sapir holds a B.A. in economics from Franklin and Marshall College and an M.B.A. from Harvard Business School.

“Having worked within the cardiopulmonary field for much of my career, I am very passionate about the potentially life-changing medicines PhaseBio is developing,” said Mr. Sapir. “I am thrilled to join the PhaseBio board, and I look forward to helping chart an exciting path forward for the company in bringing much needed medicines to people with cardiopulmonary disease.”

In addition to joining the PhaseBio board, Mr. Sapir was also appointed as a member of its audit committee.

About PhaseBio
PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases. The company’s pipeline includes: PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor; PB1046, a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of pulmonary arterial hypertension; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary ELP technology platform enables the development of therapies with the potential for less-frequent dosing and improved pharmacokinetics, including PB1046, and drives both internal and partnership drug development opportunities.
PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials, and our research, development, regulatory and commercialization plans. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

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Investor Contact:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media Contact:
Jason Spark
Canale Communications
(619) 849-6005
jason@canalecomm.com